                                                                    EXHIBIT 4.2

================================================================================



                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                                     Seller


                           FORD MOTOR CREDIT COMPANY
                                    Servicer



                                      and


                                 CHEMICAL BANK
                                    Trustee


                    _______________________________________


                            SERIES 1995-1 SUPPLEMENT
                           Dated as of June 30, 1995
                                       to

                        POOLING AND SERVICING AGREEMENT

                         Dated as of December 31, 1991



                    _______________________________________


                                  $[        ]
                       FORD CREDIT AUTO LOAN MASTER TRUST
                                 SERIES 1995-1



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

                               TABLE OF CONTENTS

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                                                                                                  Page
                                   ARTICLE I

                   Creation of the Series 1995-1 Certificates

         SECTION 1.01.    Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                  ARTICLE II

                                  Definitions

         SECTION 2.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                   ARTICLE III

                                  Servicing Fee

         SECTION 3.01     Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . .   15

                                   ARTICLE IV

                 Rights of Series 1995-1 Certificateholders and
                   Allocation and Application of Collections

         SECTION 4.01.  Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 4.02.  Monthly Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 4.03.  Determination of Monthly Principal  . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.04.  Establishment of Reserve Fund and Funding Accounts  . . . . . . . . . . .   19
         SECTION 4.05.  Deficiency Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.06.  Application of Investor Non-Principal
                           Collections, Investment Proceeds,
                           Net Trust Swap Receipts and Available
                           Investor Principal Collections . . . . . . . . . . . . . . . . . . . .   24
         SECTION 4.07.  Distributions to Series 1995-1
                           Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 4.08.  Application of Reserve Fund and
                           Available Subordinated Amount  . . . . . . . . . . . . . . . . . . . .   27
         SECTION 4.09.  Investor Charge-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 4.10.  Excess Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 4.11.  Excess Principal Collections  . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 4.12.  Asset Composition Event . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 4.13.  Excess Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . .   32

                                       i
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

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                                   ARTICLE V

                          Distributions and Reports to
                        Series 1995-1 Certificateholders

         SECTION 5.01.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 5.02.  Reports and Statements to Series
                                    1995-1 Certificateholders . . . . . . . . . . . . . . . . . .   34


                                   ARTICLE VI

                              Amortization Events

         SECTION 6.01.  Additional Amortization Events  . . . . . . . . . . . . . . . . . . . . .   35


                                  ARTICLE VII

                              Optional Repurchase

         SECTION 7.01.  Optional Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


                                  ARTICLE VIII

                              Final Distributions

         SECTION 8.01.  Sale of Certificateholders'
                          Interest Pursuant to Section 2.03
                          of the Agreement; Distributions
                          Pursuant to Section 7.01 of the Series
                          Supplement or Section 2.03 or 12.02(c)
                          of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 8.02.  Distribution of Proceeds of Sale,
                          Disposition or Liquidation of the
                          Receivables Pursuant to Section 9.02
                          of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37


                                   ARTICLE IX

                            Miscellaneous Provisions

         SECTION 9.01.  Execution and Delivery of the
                          Interest Rate Swap  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 9.02.  Registration of the Series 1995-1
                          Certificates under the Securities
                          Exchange Act of 1934  . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 9.03.  Ratification of Agreement . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 9.04.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 9.05.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


                                    EXHIBITS


         Exhibit A        Form of Certificate
         Exhibit B-1      Form of Distribution Date Statement for the Trustee
         Exhibit B-2      Form of Distribution Date Statement for Persons
                          other than the Trustee
         Exhibit C        Form of Interest Rate Swap

         Schedule 1       List of Series 1995-1 Accounts

                 SERIES 1995-1 SUPPLEMENT dated as of June 30, 1995 (the "Series Supplement"), among FORD CREDIT AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Seller, FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Servicer, and CHEMICAL BANK, a New York banking corporation, as Trustee.

                 Pursuant to Section 6.03 of the Pooling and Servicing Agreement dated as of December 31, 1991 (as amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

                 Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.



                                   ARTICLE I.

                   Creation of the Series 1995-1 Certificates

                 SECTION 1.01. Designation. a. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this
Series Supplement to be known as the "Series 1995-1, [    ]% Auto Loan Asset
Backed Certificates".

                 b. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.


                                  ARTICLE II.

                                  Definitions

                 SECTION 2.01. Definitions. a. Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

                 "Accumulation Period" shall mean, unless an Early Amortization Event shall have occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) of the definition thereof), the period commencing on the Accumulation Period Commencement Date and ending upon the first to occur of (a) the commencement of an Early Amortization Period or (b) the Expected Final Payment Date.

                 "Accumulation Period Commencement Date": The date which is, with respect to an Accumulation Period Length of (i) one calendar month, the first day of the July 2000 Collection Period, (ii) two calendar months, the first day of the June 2000 Collection Period, (iii) three calendar months, the first day of the May 2000 Collection Period, (iv) four calendar months, the first day of April 2000 the Collection Period and (v) five calendar months, the first day of the March 2000 Collection Period; provided, however, that the Accumulation Period Commencement Date shall be (x) March 2000, if, prior to such date, any other outstanding Series of Investor Certificates shall have entered into an early amortization period or (y) in the case of an Accumulation Period Length of less than five months, the earlier of (A) the date an early amortization period has commenced with respect to any other outstanding Series of Investor Certificates and (B) the Accumulation Period Commencement Date as determined above.

                 "Accumulation Period Determination Date":  February 15, 2000.

                 "Accumulation Period Length": As determined by the Servicer on the Accumulation Period Determination Date, a period of not less than one calendar month nor more than five calendar months, equal to the product (rounded upwards to the nearest whole number) of (i) five multiplied by (ii) a fraction, the numerator of which is the Invested Amount as of such Accumulation Period Determination Date (after giving effect to all changes therein on such date) and the denominator of which is equal to . the sum of such Invested Amount and the Outstanding Series Invested Amount as of such Accumulation Period Determination Date (after giving effect to all changes therein on such date).

                 "Additional Early Amortization Event" shall have the meaning specified in Section 6.01.

                 "Additional Interest" shall have the meaning specified in
Section 4.02.

                 "Adjustment Date" shall mean the second London Business Day preceding the first day of each Interest Period.

                 "Aggregate Available Subordinated Amount" shall mean the sum of the Available Subordinated Amount and the Swap Available Subordinated Amount.

                 "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) the Series 1995-1 Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

                 "Asset Composition Event" shall have the meaning specified in
Section 4.12.

                 "Asset Correction Amount" shall have the meaning specified in
Section 4.12.

                 "Available Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) an amount equal to Investor Principal Collections for such Distribution Date, (b) Allocable Miscellaneous Payments with respect to such Distribution Date, (c) Series 1995-1 Excess Principal Collections on deposit in the Collection Account for such Distribution Date and (d) on the Termination Date, any funds in the Reserve Fund after giving effect to Section 4.08.

                 "Available Seller's Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Available Sellers Non-Principal Collections for such Deposit Date and (b) the Available Seller's Principal Collections for such Deposit Date; provided, however, that the Available Sellers Collections shall be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

                 "Available Seller's Non-Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Non-Principal Collections for such Deposit Date.

                 "Available Seller's Principal Collections" shall mean, with respect to any Deposit Date, an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Principal Collections for such Deposit Date.

                 "Available Subordinated Amount" for the first Determination Date shall mean an amount equal to the Required Subordinated Amount. The Available Subordinated Amount for any subsequent Determination Date shall mean an amount equal to the sum of

                 (i) the lesser of (x) the Available Subordinated Amount for the preceding Determination Date, minus (A) the Required Subordination Draw Amount with respect to the preceding Distribution Date to the extent provided in Section 4.08, minus (B) withdrawals from the Reserve Fund pursuant to Section 4.08 on the preceding Distribution Date to make distributions pursuant to Section 4.06(a)(iv) (but excluding any other withdrawals from the Reserve
         Fund), plus

         (C) the portion of Excess Servicing for such preceding Distribution Date distributed to the Seller pursuant to Section 4.10(c), minus
         (D) the Incremental Subordinated Amount for such preceding Determination Date, plus (E) the Incremental Subordinated Amount for the current Determination Date and (y) the Required Subordinated Amount;

                 plus (ii) the Subordinated Percentage of funds withdrawn from the Excess Funding Account since the prior Distribution Date and to be withdrawn from the Excess Funding Account up to and including the succeeding Distribution Date and paid to the Seller or allocated to one or more Series; and

                 minus (iii) the Subordinated Percentage of funds deposited in the Excess Funding Account since the prior Distribution Date and to be deposited into the Excess Funding Account up to and including the succeeding Distribution Date;

provided, however, that once the Accumulation Period or any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) of the definition thereof) shall have commenced, the Required Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the day preceding such Accumulation Period or Early Amortization Period.

                 "Calculation Agent" shall mean the Trustee or any other Calculation Agent selected by the Seller which is reasonably acceptable to the Trustee.

                 "Certificate Rate" shall mean [    ]% per annum.

                 "Certificateholders Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

                 "Closing Date" shall mean August [  ], 1995.

                 "Controlled Amortization Amount" shall mean the quotient obtained by dividing the Invested Amount as of the Accumulation Period Determination Date (after giving effect to any changes therein on such date) by the Accumulation Period Length.

                 "Controlled Distribution Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over (ii) the sum of amounts on deposit in the Excess Funding Account and the Principal Funding Account, in each case before giving effect to any withdrawals from or deposits to such accounts on such Distribution Date.

                 "Deficiency Amount" shall have the meaning specified in
Section 4.05.

                 "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any Additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

                 "Early Amortization Period" shall mean an Early Amortization Period with respect to Series 1995-1.

                 "Excess Principal Collections" shall mean the amounts equal to the balances referred to as such in Sections 4.06(b)(ii) and 4.06(c)(ii).

                 "Excess Reserve Fund Required Amount" shall mean, for any Distribution Date with respect to an Early Amortization Period, an amount equal to the greater of (a) 5% of the initial principal balance of the Series 1995-1 Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) and (y) (A) a percentage equal to the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date) over (ii) the Seller's Interest on such Distribution Date (after giving effect to changes therein on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount.

                 "Excess Seller's Percentage" shall mean, with respect to any Collection Period, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Receivables and Defaulted Receivables, the sum of (i) the Floating Allocation Percentage with respect to such Collection Period and the sum of the floating allocation percentages for all other outstanding Series of Investor Certificates for such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the Aggregate Available Subordinated Amount as of the Determination Date occurring in such Collection Period and the sum of the aggregate available subordinated amounts for all other outstanding Series of Investor Certificates as of such Determination Date (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period or (b) 100% minus, when used with respect to Principal Receivables, the sum of (i) the floating allocation percentages for all outstanding Series that are in their revolving periods with respect to such Collection Period and the sum of the principal allocation percentages for all outstanding Series of Investor Certificates that are not in their revolving periods with respect to such Collection Period and
(ii) the percentage equivalent of a fraction, the numerator of which is the sum of the Aggregate Available Subordinated Amount as of the Determination Date Occurring in such Collection Period and the sum of the aggregate available subordinate amounts for all other Series of Investor Certificates as of such Determination Date (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Pool Balance as of the last day of such immediately preceding Collection Period.

                 "Excess Servicing" shall mean, with respect to any Distribution Date, the amount, if any, specified pursuant to Section 4.06(a)(vi) with respect to such Distribution Date.

                 "Expected Final Payment Date" shall mean the [          ]
Distribution Date.

                 "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period (after giving effect to the reinvestment to occur on the next succeeding Distribution Date) and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount and the denominator of which is the Pool Balance on the Cut-Off Date.

                 "Incremental Subordinated Amount" shall mean, with respect to any Determination Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period (or with respect to the first Determination Date, the Invested Amount on the Closing Date) and the Available Subordinated Amount for such Determination Date (calculated without subtracting or adding the Incremental Subordinated Amount for such Distribution Date as described in clause (D) or (E), respectively, of the definition thereof and without adding the Incremental Subordinated Amount in the definition of Required Subordinated Amount as used in the definition of Available Subordinated Amount) (or with respect to the first Determination

Date, the product of the Invested Amount on the Closing Date and the Subordinated Percentage) and the denominator of which is the Pool Balance on such last day by (b) the Trust Incremental Subordinated Amount.

                 "Initial Invested Amount" shall mean the initial principal
amount of the Series 1995-1 Certificates, which is $[        ], plus (a) the
amount of any withdrawals from the Excess Funding Account pursuant to Section 4.13(b) in connection with an increase in the Pool Balance, minus (b) the amount of any additions to the Excess Funding Account pursuant to Section 4.06(b)(i) in connection with a reduction in the Pool Balance.

                 "Initial Principal Amount" shall mean $[        ].

                 "Initial Swap Subordinated Amount" shall mean $[          ].

                 "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

                 "Interest Rate Swap" shall mean the interest rate swap agreement, the form of which is attached hereto as Exhibit C, dated as of the Closing Date, between the Swap Counterparty and the Trust in connection with Series 1995-1.

                 "Interest Shortfall" shall have the meaning specified in
Section 4.02.

                 "Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Initial Invested Amount minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Series 1995-1 Certificateholders or deposited to the Principal Funding Account prior to such date minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs over Investor Charge-Offs reimbursed pursuant to Section 4.08 prior to such date. In addition, for purposes of the definition of "Early Amortization Period", the Invested Amount shall be an amount equal to the outstanding principal amount of the Certificates.

                 "Investment Proceeds" shall mean, with respect to any Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 1995-1 Accounts, together with an amount equal to the Series 1995-1 Allocation Percentage of the interest and other investment earnings on funds held in the Collection Account credited as of such date to the Collection Account pursuant to Section 4.02 of the Agreement.

                 "Investor Charge-Offs" shall have the meaning specified in
Section 4.09.

                 "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

                 "Investor Non-Principal Collections" shall mean, with respect to any Distribution Date, an amount equal to the product of (i) the Floating Allocation Percentage for the related Collection Period and (ii) Non-Principal Collections deposited in the Collection Account for the related Collection Period.

                 "Investor Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the product of (i) the Floating
Allocation Percentage, with respect to the Revolving Period, or the
Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or any partial
Collection Period which occurs as the first Collection Period   during an Early
Amortization Period), and (ii) Principal Collections deposited in the
Collection Account for the related Collection Period (or any partial
Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (b) the amount, if any, of Collections of Non-Principal Receivables, Excess Servicing and Available Seller's Collections to be distributed pursuant to Section 4.06(a)(iv), 4.08(b) (to the extent Section 4.08(b) relates to a shortfall in distributions pursuant to Section
4.06(a)(iv)) or 4.10(a) on such Distribution Date; provided that in the case of clause (a), if for any Distribution Date the sum of the Floating Allocation Percentage (if the Revolving Period is in effect), the Principal Allocation Percentage (if the Early Amortization Period or the Accumulation Period is in effect), the floating allocation percentage for all other outstanding Series of Investor Certificates in their revolving period and the principal allocation percentage for all other outstanding Series of Investor Certificates in their early amortization or accumulation period exceeds 100%, then Principal Collections shall be allocated among such Series (including Series 1995-1) pro rata on the basis of such floating allocation percentages and principal allocation percentages.

                 "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London time, on such date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

                 "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                 "Monthly Interest" shall have the meaning specified in Section 4.02.

                 "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period.

                 "Monthly Principal" shall have the meaning specified in
Section 4.03.

                 "Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

                 "Net Trust Swap Payment" shall mean, for any Collection Period, the monthly obligation, if any, of the Trust to the Swap Counterparty pursuant to the Interest Rate Swap to the extent that such monthly obligation exceeds the obligation of the Swap

Counterparty to the Trust pursuant to the Interest Rate Swap for such Collection Period.

                 "Net Trust Swap Receipt" shall mean, for any Collection Period, the amount of the monthly obligation, if any, of the Swap Counterparty to the Trust pursuant to the Interest Rate Swap to the extent that such monthly obligation exceeds the monthly obligation of the Trust to the Swap Counterparty pursuant to the Interest Rate Swap for such Collection Period and, following the termination of the Interest Rate Swap in accordance with its terms, the net amount of any such obligation that would have benefitted the Trust in the absence of such a termination shall be paid by applying Collections allocated to the Swap Available Subordinated Amount.

                 "Outstanding Series Invested Amount": The aggregate "Invested Amounts", as defined in the applicable Supplement, with respect to any other outstanding Series of Investor Certificates for which the revolving period for such other outstanding Series of Investor Certificates is not scheduled to end
before the last day of the [          ] Collection Period.

                 "Pool Factor" shall mean, with respect to any Determination Date, a number carried out to eleven decimals representing the ratio of the Invested Amount as of such Determination Date (determined after taking into account any increases or decreases in the Invested Amount which will occur on the following Distribution Date) to the Initial Invested Amount.

                 "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period; provided, however, that with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) thereof), the Principal Allocation Percentage shall be reset using the Pool Balance as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

                 "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, (ii) accrued and unpaid interest on the unpaid principal balance of the Series 1995-1 Certificates (calculated on the basis of the outstanding principal balance of the Series 1995-1 Certificates at the Certificate Rate through the day preceding such Distribution Date) and (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1995-1 certificateholders on a prior Distribution Date.

                 "Required Participation Percentage" shall mean, with respect to Series 1995-1, 104%; provided, however, that the seller may, upon 10 days' prior notice to the Trustee, each Rating Agency and any Enhancement Provider, reduce the Required Participation Percentage to a percentage which shall not be less than 100%, provided that each Rating Agency shall have notified the seller or the Servicer that any such reduction will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (a) the product of (i) the Subordinated Percentage and (ii) the Invested Amount on such date and (b) the Incremental Subordinated Amount.

                 "Required Subordination Draw Amount" shall have the meaning specified in Section 4.05.

                 "Reserve Fund" shall have the meaning specified in Section
4.04.

                 "Reserve Fund Deposit Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which (i) the Reserve Fund Required Amount for such Distribution Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Distribution Date.

                 "Reserve Fund Required Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) 0.35% and (b) the outstanding principal balance of the Certificates on such Distribution Date (after giving effect to any changes therein on such Distribution Date).

                 "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that Service for the purpose of displaying London interbank offered rates of major banks).

                 "Revolving Period" shall mean the period beginning at the close of business on the Business Day immediately preceding the Series Cut-Off Date and ending on the earlier of (a) the close of business on the day immediately preceding the

Accumulation Period Commencement Date, and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition thereof, the Revolving period will recommence as of the close of business on the day such Early Amortization Period ends.

                 "Seller's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Seller's Percentage of Non-Principal Collections for the related Collection Period, plus (b) the Seller's Percentage of Principal Collections for the related Collection Period.

                 "Seller's Percentage" for any Collection Period shall mean (i) with respect to Non-Principal Receivables and Defaulted Receivables, 100% minus the aggregate of the floating allocation percentages for each outstanding Series and (ii) with respect to Principal Receivables, 100% minus the sum of
(a) the aggregate of the floating allocation percentages for all Series in their revolving periods and (b) the aggregate of the principal allocation percentages for all Series that are not in their revolving periods, but in any case shall not be less than 0%.

                 "Semi-Annual Payment Date" shall mean the 15th day of February and August (or, if any such day is not a business day, the next succeeding business day) commencing February 15, 199[ ]. "Series Cut-Off Date" shall mean June 30, 1995.

                 "Series 1995-1" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

                 "Series 1995-1 Accounts" shall have the meaning specified in
Section 4.04(e)(i).

                 "Series 1995-1 Allocation Percentage" for a Collection Period shall mean the percentage derived from the fraction the numerator of which is the Invested Amount on the last Business Day preceding such Collection Period and the denominator of which is the Trust Invested Amount on the last Business Day preceding such Collection Period.

                 "Series 1995-1 Certificateholders" shall mean the Holders of Series 1995-1 Certificates.

                 "Series 1995-1 Certificateholders' Interest" shall mean that portion of the Certificateholders' Interest evidenced by the Series 1995-1 Certificates.

                 "Series 1995-1 Certificates" shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A.

                 "Series 1995-1 Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 1995-1 pursuant to
Section 4.11.

                 "Series 1995-1 Principal Shortfall" shall have the meaning specified in Section 4.11.

                 "Servicing Fee Rate" shall mean, with respect to Series 1995-1, 1.0% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

                 "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) thereof).

                  "Subordinated Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is 10% and the denominator of which is the excess of 100% over 10%.

                 "Swap Available Subordinated Amount" shall mean (a) with respect to the first Determination Date, the Initial Swap Subordinated Amount, and (b) with respect to each subsequent Determination Date, the Swap Available Subordinated Amount for the immediately preceding Determination Date minus the aggregate amount, if any, of prior payments of Required Subordination Draw Amounts made from Available Seller's Collections applied to reduce the Swap Available Subordinated Amount in accordance with Section 4.08(b).

                 "Swap Counterparty" shall mean Ford Motor Credit Company.

                 "Termination Date" shall mean the [          ] Distribution
Date.

                 "Termination Proceeds" shall mean any Termination proceeds arising out of a sale of Receivables (or interests herein) pursuant to Section 12.02(c) of the Agreement with respect to Series 1995-1.

                 "Trust Available Subordinated Amount" shall mean the sum of the Aggregate Available Subordinated Amount for Series 1995-1 and the aggregate available subordinated amounts for all other outstanding Series.

                 (a) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1995-1, Standard & Poor's and Moody's. As used in this Series Supplement and in the Agreement with respect to Series 1995-1, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, and (ii) in the case of Moody's, Aaa and P-1, as applicable.

                 (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the terms "Enhancement Provider" and "Beneficiary" shall exclude the Swap Counterparty for purposes of such party's
(i) receipt of any notices, Opinions of Counsel, Officer's Certificates, statements or the like and (ii) required consent to the appointment of any Successor Servicer.

                 (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.01 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                  ARTICLE III

                                 Servicing Fee

                 SECTION 3.01.  Servicing Compensation.  The monthly
servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series 1995-1 Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Series 1995-1, Allocation Percentage of the Pool Balance as of the last day of the second Collection Period preceding such Distribution Date (or with respect to the first Distribution Date, as of the Series Cut-Off Date). The share of the Servicing Fee allocable to the Series 1995-1 Certificateholders with respect to any Distribution Date (the "Certificateholders Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Distribution Date; provided, however, that with respect to the first Distribution Date, the Certificateholders Monthly Servicing Fee shall be equal to $_________. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 1995-1 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and the Series 1995-1 Certificateholders shall in no event be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series. The Certificateholders Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

                 The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Collections of Non-Principal Receivables will be available on any future Distribution Date to pay the Certificateholders Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Certificateholders Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to Section 4.10(b); provided further that, to the extent any such Waived Certificateholders Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.


                                   ARTICLE IV

                 Rights of Series 1995-1 Certificateholders and
                   Allocation and Application of Collections

                 SECTION 4.01. Allocations. Payments to Seller. (a) Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts, as they relate to Series 1995-1, shall be allocated and distributed as set forth in this Article.


                 (b) The Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller on the dates set forth below the following amounts:

                          (i)     on each Deposit Date:

                                  (A)  an amount equal to the Excess Seller's
                          Percentage for the related Collection Period of Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

                                  (B)  an amount equal to the Excess Seller's
                          Percentage for the related Collection Period of Principal Collections deposited in the Collection Account for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); and

                          (ii) on each Deposit Date with respect to the RevolvingPeriod or the revolving period for any other Series of Investor Certificates, an amount equal to the Available Seller's Principal Collections for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawal, and deposits to be made on the Distribution Date immediately following such Deposit Date); provided, however, that Available Seller's Principal Collections shall be paid to the Seller with respect to any Collection Period only after an amount equal to the sum of (A) the Deficiency Amount, if any, relating to the immediately preceding Collection Period and
                 (B) the excess, if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund on the immediately preceding Distribution Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund on such Distribution Date), has been deposited in the Collection Account from such Available Seller's Principal Collections.

                 The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to
Section 2.03 of the Agreement, payment of the purchase price for the Series 1995-1 Certificateholders' Interest pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

                 By way of clarification of Section 2.08(c) of the Agreement, any Principal Receivables arising in a Removed Account after the Removal Date shall be the subject of the Reassignment referred to in such Section 2.08(c) and shall therefore not be included in the Trust, and Collections in respect of the Receivables in such Ineligible Account shall be allocated as follows: (i) Principal Collections shall be allocated first to the oldest outstanding principal balance of such Receivables and (ii) Defaulted Receivables and Non-Principal Collections in respect of such Ineligible Account shall be allocated to the Trust on the basis of the ratio of the Principal Receivables owned by the Trust in such Ineligible Account on the related Business Day to the total amount of Principal Receivables in such ineligible Account on such Business Day, and the remainder of such collections of principal, Defaulted Receivables and Non- Principal Collections shall be allocated to the Seller;

                 (c) The Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit into the Reserve Fund on Deposit Dates with respect to the Revolving Period Available Seller's Principal Collections for such Deposit Date, up to the amount of the excess, if any, determined pursuant to Section 4.01(b)(ii)(B).

                 SECTION 4.02. Monthly Interest. The amount of monthly interest ("Monthly Interest") with respect to the Series 1995-1 Certificates on any Distribution Date shall be an amount equal to one-twelfth of the product of
(i) the Certificate Rate and (ii) the outstanding principal balance of the Series 1995-1 Certificates as of the close of business on the preceding Distribution Date (after giving effect to all repayments of principal made to Certificateholders on such preceding Distribution Date, if any); provided, however, with respect to the first Distribution Date, Monthly Interest shall be
equal to $[          ].  Monthly Interest shall be calculated on the basis of a
360-day year of twelve 30-day months.

                 On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of
(x) the aggregate Monthly Interest for the Interest Period applicable to such Distribution Date over (y) the amount which will be available to be deposited in the Interest Funding Account on such Distribution Date in respect thereof pursuant to this Series Supplement. If, on any Semi-Annual Payment Date or any Special Payment Date, an amount covering any Interest Shortfall for any prior Distribution Date shall not have been deposited into the Interest Funding Account pursuant to Section 4.06(a)(i), then an additional amount ("Additional Interest") equal to one-twelfth of the product of

(i) the Certificate Rate plus two percentage points and (ii) such Interest Shortfall (or the portion thereof which has not been paid or deposited in the Interest Funding Account) shall be payable as provided herein with respect to the Series 1995-1 Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Interest Shortfall is paid or deposited in the Interest Funding Account.
Notwithstanding anything to the contrary herein, Additional Interest shall be payable to the Interest Funding Account or distributed to Series 1995-1 Certificateholders only to the extent permitted by applicable law.

                 SECTION 4.03. Determination of Monthly Principal. The amount of monthly principal ("Monthly Principal") distributable with respect to the Series 1995-1 Certificates on each Distribution Date with respect to an Early Amortization Period and the Accumulation Period shall be equal to the Available Investor Principal Collections with respect to such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal shall not exceed the Controlled Distribution Amount for such Distribution Date; and provided further that Monthly Principal shall not exceed the outstanding principal balance of the Series 1995-1 Certificates.

                 SECTION 4.04. Establishment of Reserve Fund and Funding Accounts. (a)(i) The Servicer, for the benefit of the Series 1995-1 Certificateholders, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the Ford Credit Auto Loan Master Trust, Series 1995-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-1 Certificateholders.

             (ii) At the direction of the Servicer, funds on deposit in the Reserve Fund shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund received prior to such Distribution Date shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Reserve Fund on a Business Day (which immediately precedes a Distribution
Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                 (b)(i) The Servicer, for the benefit of the Series 1995-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Interest Funding Account"), which shall be identified as the "Interest Funding Account for the Ford Credit Auto Loan Master Trust, Series 1995-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-1 Certificateholders.

             (ii) At the direction of the Servicer, funds on deposit in the Interest Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-1 Certificateholders.
On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Interest
Funding Account shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Interest Funding Account on any Distribution Date (which are not distributed to Certificateholders pursuant to Section 4.07 on such Distribution Date) shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day preceding the next following Distribution Date or, if an Early Amortization Event shall have occurred, the next following Special Payment Date. Funds deposited in the Interest Funding Account on a Business Day (which immediately precedes a Semi-Annual Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                 (c)(i)  The Servicer, for the benefit of the
Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for Ford Credit Auto Loan Master Trust Series 1995-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-1 Certificateholders.

                 (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer; provided that (unless otherwise agreed to by the Rating Agencies) such investments bear interest at a rate based on LIBOR, payable on a monthly basis with the interest rate thereon reset monthly. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-1 Certificateholders. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible

Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date or, if an Early Amortization Event shall have occurred, the next Special Payment Date. Funds deposited in the Principal Funding Account on a Business Day (which immediately precedes the Expected Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                 (d)(i) The Servicer, for the benefit of the Series 1995-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for Ford Credit Auto Loan Master Trust, Series 1995-1" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1995-1 Certificateholders.

                 (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer; provided that (unless otherwise agreed to by the Rating Agencies) such investments bear interest at a rate based on LIBOR, payable on a monthly basis with the interest rate thereon reset monthly. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 1995-1 Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be applied as set forth in
Section 4.06(a) of this Series Supplement. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date; provided that if, pursuant to Section 4.13, deposits to and withdrawals from the Excess Funding Account are being made on a weekly or daily basis, then such Eligible Investments shall mature on each Business Day on a weekly or daily basis, as the case may be; provided further that such Eligible Investments shall still mature so that funds will be available on or before the close of business on the Business Day next preceding the following Distribution Date. Funds deposited in the Excess Funding Account on a Business Day (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                 (e)(i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Fund, the Interest Funding Account, the Principal Funding Account and the Excess Funding Account (collectively, the "Series 1995-1 Accounts") and in all proceeds thereof. The Series 1995-1

Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Series 1995-1 Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 1995-1 Account meeting the conditions specified in paragraph
(a)(i), (b)(i), (c)(i) or (d)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 1995-1 Account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1995-1 Account, except as expressly provided herein.
Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 1995-1 Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1995-1 Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 1995-1 Account.

                 (ii)      Pursuant to the authority granted to the Servicer in
Section 3.01(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to take withdrawals and payments from the Series 1995-1 Accounts for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                 (f) Unless otherwise agreed to by the Rating Agencies, at no time may greater than 10% of the outstanding principal balance of the Certificates be invested in Eligible Investments (other than obligations of the United States government) of any single entity or its Affiliates.

                 SECTION 4.05. Deficiency Amount. With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

                 (a)  the sum of

                 (i)  Monthly Interest for such Distribution Date,

                (ii) any Monthly Interest previously due but not deposited in the Interest Funding Account on a prior Distribution Date,

            (iii) Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not deposited into the Interest Funding Account on a prior Distribution Date,

             (iv) the Certificateholders Monthly Servicing Fee for such Distribution Date,

                 (v) the Investor Default Amount, if any, for such Distribution Date,

             (vi) the Series 1995-1 Allocation Percentage of theamount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.09(a) of the Agreement with respect to the related Collection Period that has not been so deposited as of such Determination Date, and

            (vii) the Net Trust Swap Payment, if any, with respect to such Distribution Date,

                 exceeds (b)  the sum of

                          (i) Investor Non-Principal Collections for such Distribution Date plus any Investment Proceeds plus the Net Trust Swap Receipt, if any, with respect to such Distribution Date and

                         (ii) the amount of funds in the Reserve Fund which are available pursuant to Section 4.08(a) to cover any portion of the amount, if any, by which the amount of clause (a) exceeds the amount of clause (b)(i).

                 The "Required Subordination Draw Amount" shall be the lesser of (x) the Deficiency Amount and (y) either the Available Subordinated Amount or, in the event of an Early Amortization Event (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause (c) of the definition thereof), the Aggregate Available Subordinated Amount on the related Determination Date. Following an Early Amortization Event, any Required Subordination Draw Amount shall reduce the Swap Available Subordinated Amount in its entirety before any reduction to the Available Subordinated Amount.

                 SECTION 4.06. Application of Investor Non-Principal Collections, Investment Proceeds, Net Trust Swap Receipts and Available Investor Principal Collections. The Servicer shall cause the Trustee to make the following distributions on each Distribution Date:

                 (a) On each Distribution Date, an amount equal to the sum of Investor Non-Principal Collections, any Investment

Proceeds and payments in respect of Net Trust Swap Receipts, if any, with respect to such Distribution Date will be distributed in the following priority:

                 (i) first, an amount equal to Monthly Interest for such Distribution Date (net of any Net Trust Swap Receipts not required to be paid on such date), plus any payments in respect of Net
         Trust Swap Receipts, if any, plus the amount of any Monthly Interest previously due but not deposited in the Interest Funding Account or distributed to the Series 1995-1 Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not deposited in the Interest Funding Account or distributed to the Series 1995-1 Certificateholders on a prior Distribution Date, shall be deposited to the Interest Funding Account; then, the Net Trust Swap Payment, if any, shall be paid to the Swap Counterparty;

                (ii) second, an amount equal to the Certificateholders Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

               (iii) third, an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

                (iv) fourth, an amount equal to the Investor Default Amount for such Distribution Date shall be treated as a portion of Investor Principal Collections for such Distribution Date; and

                (vi) fifth, the balance, if any, shall constitute Excess Servicing and shall be allocated and distributed as set forth in
         Section 4.10.

                 (b) On each Distribution Date with respect to the Revolving Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Collection Period shall be applied in the following priority:

                 (i) first, if (A) the Pool Balance at the end of the preceding Collection Period is less than the Pool Balance at the end of the second preceding Collection Period and (B) the Pool Balance at the end of the preceding Collection Period is less than the Required Participation Amount for such Distribution Date (calculated before giving effect to any deposits to the Excess Funding Account and any excess funding account for any other Series in their revolving periods to be made on such Distribution Date), then the

         Servicer shall cause to be deposited into the Excess Funding Account an amount which will reduce the Invested Amount such that, together with the deposits to the excess funding accounts (and the resulting reductions in the invested amounts) for other outstanding Series in their revolving periods for such Distribution Date, the Pool Balance is equal to the Required Participation Amount, and

             (ii) second, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with
         Section 4.04 of the Agreement.

For purposes of determining the amount to be applied pursuant to subparagraph
(i) above, allocations of the amounts to be deposited in the Excess Funding Account and the excess funding account for other outstanding Series shall be made pro rata on the basis of the invested amounts (including the Invested Amount) for such Series.

                 If the Servicer has elected in respect of a Collection Period to make withdrawals from the Excess Funding Account on a daily or weekly basis pursuant to Section 4.13(b), then deposits into the Excess Funding Account required by this Section 4.06(b) shall be made on each Business Day in such Collection Period (if daily withdrawals and deposits have been elected) or on each Wednesday (or the next succeeding Business Day if such Wednesday is not a Business Day) in such Collection Period (if weekly withdrawals and deposits have been elected). In the case of such election, the Pool Balance referred to in clause (B) above shall be the Pool Balance on the preceding Business Day, in the case of an election to make daily deposits and withdrawals, and on the Monday next preceding the related Wednesday, in the case of an election to make weekly deposits and withdrawals.

                 (c) On each Distribution Date with respect to the Accumulation Period or an Early Amortization Period, an amount equal to Available Investor Principal Collections will be distributed in the following priority:

                 (i) first, an amount equal to Monthly Principal for such Distribution Date shall be deposited by the Servicer or the Trustee into the Principal Funding Account; and

                (ii) second, for each Distribution Date with respect to the Accumulation Period unless an Early Amortization Event has occurred, after giving effect to the deposit referred to in clause (i) above, an amount equal to the balance (such balance being part of "Excess Principal Collections"), if any, of such Available Investor Principal Collections shall be applied in accordance with Section 4.04 of the Agreement and Section 4.11 hereof.

                 SECTION 4.07.    Distributions to Series 1995-1
Certificateholders. (a) The Servicer shall cause the Trustee to make the following distributions at the following times from the Interest Funding Account, the Principal Funding Account and the Excess Funding Account:

                 (i) on each Semi-Annual Payment Date and on each Special Payment Date, all amounts on deposit in the Interest Funding Account (other than Investment Proceeds) shall be distributed to the Series 1995-1 Certificateholders to pay accrued interest on the Series 1995-1 Certificates plus any accrued Additional Interest that has not been previously distributed to the Series 1995-1 Certificateholders;

                (ii) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account, the Excess Funding Account and (after giving effect to the application pursuant to Section 4.07(a)(i)) the Interest Funding Account, up to a maximum amount on any such day equal to the excess of the outstanding principal balance of the Series 1995-1 Certificates over the unreimbursed Investor Charge-Offs, shall be distributed to the Series 1995-1 Certificateholders; and

               (iii) on each Distribution Date following an Asset Composition Event, the Asset Composition Amount will be distributed to Series 1995-1 Certificateholders as set forth in Section 4.12(b) of this Series Supplement.

                 (b)      [Reserved].

                 (c) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Series Supplement.

                 SECTION 4.08. Application of Reserve Fund and Available Subordinated Amount. (a) If the portion of Investor Non-Principal Collections, Investment Proceeds and Net Trust Swap Receipts, if any, allocated to Series 1995-1 Certificateholders on any Distribution Date pursuant to
Section 4.06(a) is not sufficient to make the entire distributions required on such Distribution Date by Section 4.06(a)(i), (ii) and (iv), the Servicer shall cause the Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Section 4.06(a)(i), (ii) and (iv); provided, however, that during any Early Amortization Period (other than an Early Amortization Period which has ended as described in clause (c) of the definition thereof) funds shall not be withdrawn from the Reserve Fund to make distributions otherwise required by Section 4.06(a)(iv) to the extent that, after giving effect to such withdrawal, the amount on deposit in the Reserve Fund shall be less than $1,000,000.

                 (b) If there is a Required Subordination Draw Amount for such Distribution Date, the Servicer shall, subject to the following paragraph, apply or cause the Trustee to apply the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, but only up to the amount of the Required Subordination Draw Amount, to make up the shortfall in the distributions required by Sections 4.06(a)(i), (ii) and (iv) that have not been made through the application of funds from the Reserve Fund in accordance with Section 4.08(a). Any such Available Seller's Collections remaining after the application thereof pursuant to the preceding sentence shall be treated as a portion of Investor Principal Collections for such Distribution Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 1995-1 as described in Section 4.05(a)(vi). The amount of the Available Sellers Collections applied in accordance with the two preceding sentences shall reduce
(i) if an Early Amortization Event shall have occurred, to first the Swap Available Subordinated Amount to the extent thereof and then the Available Subordinated Amount, or (ii) if an Early Amortization Event shall not have occurred, the Available Subordinated Amount as described in clause (i)(x)(A) of the definition thereof. If the Required Subordination Draw Amount exceeds Available Seller's Collections for such Distribution Date, (i) to the Swap Available Subordinated Amount to the extent thereof and then the Available Subordinated Amount or (ii) the Available Subordinated Amount, as the case may be, shall be further reduced by the amount of such excess, but not by more than the sum of (x) the Investor Default Amount and (y) the amount of unpaid Adjustment Payments allocated to Series 1995-1 as described in Section 4.05(a)(vi).

                 If for such Distribution Date the sum of the Required Subordination Draw Amount and the aggregate of the required subordination draw amounts for all other Series outstanding exceeds the Available Seller's Collections on deposit in the Collection Account on such Distribution Date, then such Available Seller's Collections shall be allocated to such Series (including Series 1995-1) pro rata on the basis of such required subordination draw amounts (including the Required Subordination Draw Amount).

                 (c) After giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Sections 4.01(c), 4.04, 4.06(a) and 4.08(a) and (d), (i) if the amount in the Reserve Fund is greater than the Reserve Fund Required Amount (or, for any Distribution Date with respect to an Early Amortization Period, the Excess Reserve Fund Required Amount) for such Distribution Date, then the Servicer shall cause the Trustee to distribute such excess amount to the Seller and

(ii) if the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Trustee shall, subject to the following paragraph, deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date after giving effect to paragraph (b) of Section 4.08 into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Termination Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Series 1995-1 Certificates, any funds remaining on deposit in the Reserve Fund shall be paid to the Seller.

                 If for such Distribution Date the sum of the amount required to be deposited into the Reserve Fund and the aggregate of the amounts required to be deposited into the reserve funds for all other Series outstanding exceeds the Available Seller's collections that remain available to make such deposits on such Distribution Date, then such remaining Available Seller's Collections shall be allocated to such Series (including Series 1995-1) pro rata on the basis of the amounts required to be deposited in each such reserve fund (including the Reserve Fund).

                 (d) If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund and the reserve funds for other Series made pursuant to Sections 4.01(c), 4.04, 4.06(a) and 4.08(a), the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall, subject to the following paragraph, deposit any remaining Available Seller's Collections on deposit in the Collection Account for such Distribution Date into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount.

                 If for any Distribution Date the sum of the amount required to be deposited into the Reserve Fund to fund the Excess Reserve Fund Required Amount and the aggregate of the amounts required to be deposited into the reserve funds for all other Series outstanding to fund the excess reserve fund required amounts for such Series exceeds the remaining Available Seller's Collections available to make such deposits for such Distribution Date, then such remaining Available Seller's Collections shall be allocated to such Series (including Series 1995-1) pro rata on the basis of such amounts required to be deposited in each such reserve fund (including the Reserve Fund) to fund the excess reserve fund required amount.

                 (e) The balance of Available Seller's Collections on any Distribution Date, after giving effect to any distributions thereof pursuant to Sections 4.08(b), (c) and (d) and the distributions in respect of other Series referred to in Sections

4.08(b), (c) and (d), shall be distributed to the Seller on such Distribution Date; provided that if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Seller's Participation Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Distribution Date), Section 4.08(c) hereof shall not apply and such balance of Available Seller's Collections shall be deposited into the Reserve Fund to the extent of such excess. Any remaining Available Seller's Principal Collections shall be paid to the Seller.

                 SECTION 4.09. Investor Charge-Offs. If, on any Distribution Date on which the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) is zero and the Deficiency Amount for such Distribution Date is greater than zero, the Invested Amount shall be reduced by the amount of the excess of such Deficiency Amount over any remaining Available Subordinated Amount on such Determination Date, but not by more than the Investor Default Amount. Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) on any Distribution Date by the sum of (a) Allocable Miscellaneous Payments with respect to such Distribution Date and (b) the amount of Excess Servicing allocated and available for that purpose pursuant to Section 4.10(a).

                 SECTION 4.10. Excess Servicing. The Servicer shall cause the Trustee to apply, on each Distribution Date, Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

                 (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed as provided in
         Section 4.09 (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.09) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

                 (b) an amount equal to the aggregate outstanding amounts of the Certificateholders Monthly Servicing Fee which have been previously waived pursuant to Section 3.01 shall be distributed to the Servicer; and

                 (c) the balance, if any, shall be distributed to the Seller.

                 SECTION 4.11.  Excess Principal Collections.

                 "Series 1995-1 Excess Principal Collections", with respect to any Distribution Date, shall mean Excess Principal Collections for such Distribution Date in an amount equal to the lesser of (a) the Series 1995-1 Principal Shortfall, if any, for such Distribution Date and (b) an amount equal to the product of (x) Excess Principal Collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 1995-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Distribution Date. The Series 1995-1 Principal Shortfall, with respect to any Distribution Date, shall equal the excess of (i) (x) for any Distribution Date with respect to the Accumulation Period, the Controlled Distribution Amount or
(y) for any Distribution Date with respect to an Early Amortization Period, the Invested Amount, over (ii) Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Excess Principal Collections).

                 SECTION 4.12. Asset Composition Event. (a) "Asset Composition Event" shall mean and will occur if during the revolving period for any Series (a) the sum of all Eligible Investments and amounts on deposit in all Series Accounts represents more than 25% of the Trust Assets on each of twelve or more consecutive Determination Dates; or (b) on each of any two consecutive Determination Dates the sum of all Eligible Investments and amounts on deposit in all Series Accounts represents more than 45% of the total assets of the Trust in each case, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date.

No Asset Composition Event will arise, and any pre-existing Asset Composition Event will be of no further effect, following the beginning of the Accumulation Period or the Early Amortization Period.

                 (b) Upon the occurrence of an Asset Composition Event, the Servicer shall calculate the minimum additional amount that would be necessary to be paid out of the Series 1995-1 Accounts on the next Distribution Date to achieve compliance with the percentages set forth in Sections 4.12 (a)(i) and
(ii), after giving effect to such additional payment and to all other payments that would otherwise have been made on such Distribution Date pursuant to
Section 4.06 and Section 4.07, and interest on and principal of the Series 1995-1 Certificates will become payable on such Distribution Date, and the Servicer shall cause the Trustee to make such payment in the amount required (the "Asset Correction Amount") to achieve compliance with the percentages set forth in Sections 4.12(a)(i) and (ii) by applying amounts on deposit in the Interest Funding Account and the Excess Funding Account in the following order of priority:

                   (i) first, amounts shall be withdrawn from the Interest Funding Account to pay all or a portion of accrued but unpaid interest on the Certificates; and

                  (ii) second, amounts shall be withdrawn from the Excess Funding Account to repay a portion of the outstanding principal balance of the Certificates.

                 SECTION 4.13. Excess Funding Account. (a) Any funds on deposit in the Excess Funding Account at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the Principal Funding Account. In addition, no funds will be deposited in the Excess Funding Account during the Accumulation Period or any Early Amortization Period.

                 (b) If (i) on any Determination Date during the Revolving Period there are any funds in the Excess Funding Account and (ii) the Pool Balance at the end of the preceding Collection Period is greater than the Pool Balance at the end of the second preceding Collection Period, then, subject to the other provisions of this Section 4.13(b) and to Sections 4.13(c) and (d), the Invested Amount and the invested amounts (but, in each case, not in excess of the initial principal amount of such Series) for all other outstanding Series that provide for an excess funding account or similar arrangement and are in their revolving periods shall be increased such that, after giving effect to such increases, the Required Participation Amount is at least equal to the Pool Balance. On such Determination Date the Servicer shall notify the Trustee of the amount, if any, of such increase in the Invested Amount and the Trustee shall withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount. Such payment shall be in payment or partial payment pursuant to the Receivables Purchase Agreement for additional Principal Receivables transferred to the Trust or allocated to Series 1995-1. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series' invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount is subject to the condition that after giving effect to such increase the Pool Balance equals or exceeds the sum of (A) the Required Participation Amount (exclusive of the amount in clause (b) of the definition thereof), (B) the sum of the Required Subordinated Amount and the sum of the required subordinated amounts for all other Series (or, if such other series shall have no required subordinated amount, the available subordinated amount with respect to such Series) and (C) the sum of the Swap Available Subordinated Amount and any other subordinated amounts supporting any other Enhancement for all other Series. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

                 The Seller may elect to make such withdrawals from the Excess Funding Account and the excess funding accounts or similar arrangements for other Series on a daily or weekly basis during a Collection Period by giving the Trustee notice of such election at least two Business Days and no more than five Business Days prior to the commencement of such daily or weekly withdrawals. If such election is made, then deposits into the Excess Funding Account and excess funding accounts or similar arrangements for other Series shall be made on a similar basis for the related Collection Period. If such election is for withdrawals on a daily basis, then such withdrawals shall be made on each Business Day and the Pool Balance to be referenced shall be the Pool Balance on the next preceding Business Day. If such election is for withdrawals on a weekly basis, then such withdrawals shall be made on each Wednesday (or if such Wednesday is not a Business Day, then on the Business Day next succeeding such Wednesday) and the Pool Balance to be referenced shall be the Pool Balance on the preceding Monday.

                 (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables,
(i) the allocation of additional Principal Receivables to increase the Invested Amount and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts (including the Excess Funding Account) of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series will be pro rata based on the proportion that the Invested Amount bears to the invested amounts (including the Invested Amount) of all Series providing for excess funding accounts or such similar arrangements.

                 (d) In the event that any other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization period, early amortization period or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement, to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.


                                   ARTICLE V

                          Distributions and Reports to
                        Series 1995-1 Certificateholders

                 SECTION 5.01. Distributions. (a) On each Distribution Date, the Trustee shall distribute to each Series 1995-1 Certificateholder of record on the preceding Record Date (other than as provided in Section 12.02 of the Agreement respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate fractional undivided interests represented by the Series 1995-1 Certificates held by such Certificateholder) of the amounts on deposit in the Series 1995-1 Accounts as is payable to the Series 1995-1 Certificateholders on such Distribution Date pursuant to Section 4.07.

                 (b) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1995-1 Certificateholders hereunder shall be made by check mailed to each Series 1995-1 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1995-1 Certificate or the making of any notation thereon; provided, however, that with respect to Series 1995-1 Certificates registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

                 SECTION 5.02. Reports and Statements to Series 1995-1 Certificateholders. (a) At least two Business Days prior to each Distribution Date, the Servicer will provide to the Trustee statements substantially in the forms of Exhibits B-1 and B-2, and on each Distribution Date the Trustee shall forward to each Series 1995-1 Certificateholder the statement substantially in the form of Exhibit B-2 prepared by the Servicer setting forth certain information relating to the Trust and the Series 1995-1 Certificates.

                 (b) A copy of each statement provided pursuant to paragraph
(a) will be made available for inspection at the Corporate Trust Office.

                 (c) On or before January 31, of each calendar year, beginning with calendar year 1993, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1995-1 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1995-1 Certificateholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1995-1 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 1995-1 Certificateholders (or Certificate Owners) to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                                   ARTICLE VI

                              Amortization Events

                 SECTION 6.01. Additional Amortization Events. The occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Trustee or the Series 1995-1 Certificateholders, be deemed to be an Early Amortization Event solely with respect to Series 1995-1:

                 (a) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

                 (b) on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Distribution Date;

                 (c) any Servicer Default with respect to Series 1995-1 occurs;

                 (d) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 10% of the Pool Balance on such last day;

                 (e) the Interest Rate Swap is terminated in accordance with its terms; or

                 (f) the outstanding principal amount of the Certificates is not repaid by the Expected Payment Date.


                                  ARTICLE VII

                              Optional Repurchase

                 SECTION 7.01. Optional Repurchase. (a) On any Distribution Date occurring after the date on which the Invested Amount is reduced to 10% of the principal amount of the Certificates on the Closing Date or less, the Seller shall have the option, subject to the condition set forth in paragraph
(c), to purchase the entire, but not less than the entire, Series 1995-1 Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

                 (b) The Seller shall give the Servicer and the Trustee at least 10 days' prior written notice of the Distribution Date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Distribution Date the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. The Reassignment Amount shall be distributed as set forth in Section 8.01(b).

                 (c) If at the time the Seller exercises its purchase option hereunder the Seller's long-term unsecured debt has a rating lower than the lowest investment grade rating of the Rating Agency, the Seller shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 1995-1 Certificateholders' Interest purchased by the Seller constitutes fair value for the consideration paid therefor and as to the solvency of the Seller, the purchase of the Series 1995-1 Certificateholders' Interest would not be considered a fraudulent conveyance under applicable law.


                                  ARTICLE VIII

                              Final Distributions

                 SECTION 8.01. Sale of Certificateholders' Interest Pursuant to Section 2.03 of the Agreement; Distributions Pursuant to Section 7.01 of the Series Supplement or Section 2.03 or 12.02(c) of the Agreement. (a) The amount to be paid by the Seller to the Collection Account with respect to Series 1995-1 in connection with a purchase of the Certificateholders' Interest pursuant to Section 2.03 of the Agreement shall equal the

Reassignment Amount for the Distribution Date on which such repurchase occurs.

                 (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 or 8.01 of this Series Supplement or Section 2.03 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) (in the priority set forth below): (i) first, (x) deposit the Invested Amount on such date into the Principal Funding Account and (y) deposit the amount of accrued and unpaid interest on the unpaid balance of the Certificates, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest or Asset Composition Premium previously due but not deposited into the Interest Funding Account or paid to Series 1995-1 Certificateholders on any prior Distribution Date, into the Interest Funding Account, up to the Reassignment Amount for Series 1995-1 and (ii) second, pay the remainder of any Termination Proceeds to the Seller.

                 (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Interest Funding Account pursuant to Section 7.01 or
8.01 and all other amounts on deposit therein shall be distributed in full to the Series 1995-1 Certificateholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to Series 1995-1.

                 SECTION 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.
(a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to the Series 1995-1 Allocation Percentage of Principal Collections and deposit such amount in the Principal Funding Account, provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to the Series 1995-1 Allocation Percentage of Principal Collections and (y) 100% minus the Excess Seller's Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to the Series

1995-1 Allocation Percentage of Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

                 (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution
Date) deduct an amount equal to the sum of (i) Monthly Interest for such Distribution Date, (ii) any Monthly Interest previously due but not deposited into the Interest Funding Account on any prior Distribution Date, (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not deposited into the Interest Funding Account on a prior Distribution Date, from the portion of the Insolvency Proceeds allocated to the Series 1995-1 Allocation Percentage of Non-Principal Collections and deposit such amount in the Interest Funding Account, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of the Insolvency Proceeds allocated to the Series 1995-1 Allocation Percentage of Non-Principal Collections and (B) 100% minus the Excess Seller's Percentage. The remainder of the portion of the Insolvency Proceeds allocated to Non-Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

                 (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Principal Funding Account and the Interest Funding Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 1995-1 Certificateholders on the Distribution Date on which funds are deposited pursuant to this Section (or, if not so deposited on a Distribution Date, on the immediately following Distribution Date) and any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section
12.02 of the Agreement with respect to Series 1995-1.


                                   ARTICLE IX

                            Miscellaneous Provisions

                 SECTION 9.01. Execution and Delivery of the Interest Rate Swap. On the Closing Date the Trustee shall execute and deliver the Interest Rate Swap. On the Closing Date the Seller shall contribute the amount of the Initial Exchange Amount (as defined in the Interest Rate Swap) to the Trust by paying such amount to the Swap Counterparty on behalf of the Trust.

                 SECTION 9.02. Registration of the Series 1995-1 Certificates under the Securities Exchange Act of 1934. The

Seller shall cause the Series 1995-1 Certificates to be registered under the Securities Exchange Act of 1934, as amended, on or before October 30, 1993 and thereafter maintain such registration until the Series 1995-1 Certificates are no longer outstanding.

                 SECTION 9.03. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

                 SECTION 9.04. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 9.05. Governing Law. This Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                           FORD CREDIT AUTO RECEIVABLES
                                           CORPORATION,
                                           Seller


                                           By:______________________________
                                              Name:
                                              Title:


                                           FORD MOTOR CREDIT COMPANY,
                                           Servicer


                                           By:______________________________
                                              Name:
                                              Title:


                                           CHEMICAL BANK,
                                           Trustee


                                           By:______________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT A


                          FORM OF FACE OF CERTIFICATE

                                                Initial
REGISTERED                                      Principal Balance: */
                                                $_________________________
Certificate No. R-[ ]                           CUSIP NO.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


                       FORD CREDIT AUTO LOAN MASTER TRUST
                                 SERIES 1995-1

                               [    ]% AUTO LOAN
                           ASSET BACKED CERTIFICATES

             evidencing a fractional undivided interest in certain
                                 assets of the

                       FORD CREDIT AUTO LOAN MASTER TRUST


the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of Ford Motor Credit Company ("Ford Credit") meeting certain eligibility criteria. This certificate (a "Certificate") does not represent any interest in, or obligation of, Ford Credit Auto Receivables Corporation ("FCAR" or the "Seller"), Ford Credit or any affiliate thereof.

______________________
*/ Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

                 THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

 IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                                FORD CREDIT AUTO RECEIVABLES
                                                CORPORATION


                                                By:_________________________
                                                   Name:
                                                   Title:



Dated:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

____________________________,
as Trustee,

         by_____________________________
           Authorized Officer

                       FORM OF THE REVERSE OF CERTIFICATE

                 This certifies that _________________________ (the "Series
1995-1 Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the FORD CREDIT AUTO LOAN MASTER TRUST (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "P&S") dated as of December 31, 1991, as supplemented by the Series 1995-1 Series Supplement dated as of June 30, 1995, among Ford Credit Auto Receivables Corporation ("FCAR"), as Seller (the "Seller"), Ford Motor Credit Company ("Ford Credit"), as servicer (the "Servicer"), and Chemical Bank, as trustee (the "Trustee"), that are allocated to the Series 1995-1 Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement.

                 The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate will be issued pursuant to the Pooling and Servicing Agreement which will represent the Seller's Interest in the Trust. The Seller's Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates.

                 The Receivables consist of advances made directly or indirectly by Ford Credit to domestic automobile dealers franchised by Ford Motor Company and/or other automobile manufacturers or distributors.

                 Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

                 This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1995-1 Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules) may be requested from the Trustee by writing to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

                 The Seller has entered into the Pooling and Servicing Agreement and the Series 1995-1 Certificates have been (or will be) issued with the intention that the Series 1995-1 Certificates will qualify under applicable tax law as indebtedness of FCAR secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1995-1 Certificates as indebtedness of FCAR secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

                 On each Distribution Date, the Trustee shall distribute to each Series 1995-1 Certificateholder of record at the close of business [on the day preceding such Distribution Date]1 [the last day of the month preceding the month in which such Distribution Date occurs]2 (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Series 1995-1 Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts





____________________

1    Applicable to Book-Entry Certificates.

2    Applicable to Definitive Certificates.

on deposit in the Collection Account or the Series 1995-1 Accounts as are payable in respect of the Series 1995-1 Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate) except that with respect to Series 1995-1 Certificates registered in the name of a Depository, including Cede & Co., the nominee for The Depository Trust Company, distributions will be made in immediately available funds. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Certificateholder in accordance with the Pooling and Servicing Agreement.

                 On the Distribution Date occurring after the Invested Amount is reduced to 10% of the original principal amount of the Certificates or less, the Seller has the option, subject to the condition set forth in Section 7.01(c) of the Series Supplement, to purchase the entire Series 1995-1 Certificateholders' Interest in the Trust. The purchase price will be equal to the Reassignment Amount (as defined in the Series Supplement).

                 This Certificate does not represent an obligation of, or an interest in, Ford Motor Company, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

                 The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without the consent of any of the Series 1995-1 Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

                 The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the certificates of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of each such affected Investor Certificateholder; (ii) change the definition or the manner of calculating any certificateholders' interest without the consent of each affected Investor Certificateholder; (iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class; or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

                 As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Series 1995-1 Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.

                 As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Series 1995-1 Certificates are exchangeable for new Series 1995-1 Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                 The Servicer, the Trustee, the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                                   ASSIGNMENT

Social Security or other identifying number of assignee

________________________________________


       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

____________________________________________________________________________
                        (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ____________                       _____________________________*
                                           Signature Guaranteed:


                                           ______________________________





_______________

(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                     EXHIBIT B-1


                          DISTRIBUTION DATE STATEMENT


         (a) The aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

         (b) The Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period;

         (c) The total amount, if any, distributed on the Series 1995-1 Certificates;

         (d) The amount of such distribution allocable to principal on the Series 1995-1 Certificates;

         (e) The amount of such distribution allocable to interest on the 1995-1 Certificates;

         (f)  The Investor Default Amount for such Distribution Date;

         (g) The Required Subordination Draw Amount, if any, for the preceding Collection Period;

         (h) The amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period;

         (i) The amount of the Monthly Servicing Fee for the preceding Collection Period;

         (j) The Invested Amount, the Excess Funding Amount and the outstanding principal balance of the Series 1995-1 Certificates for such distribution (after giving effect to all distributions which will occur on such Distribution Date);

         (k) The "pool factor" for the Series 1995-1 Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a proportion of the Initial Invested Amount);

         (l)  The Available Subordinated Amount for such Determination Date;

         (m)  The Reserve Fund balance for such date;

         (n)  The Collection Account balance with respect to such date; and

         (o)  A list of the Accounts that are in "Status".

                                                                     EXHIBIT B-2

                          DISTRIBUTION DATE STATEMENT

         (a) The aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

         (b) The Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period;

         (c) The total amount, if any, distributed on the Series 1995-1 Certificates;

         (d) The amount of such distribution allocable to principal on the Series 1995-1 Certificates;

         (e) The amount of such distribution allocable to interest on the 1995-1 Certificates;

         (f)  The Investor Default Amount for such Distribution Date;

         (g) The Required Subordination Draw Amount, if any, for the preceding Collection Period;

         (h) The amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period;

         (i) The amount of the Monthly Servicing Fee for the preceding Collection Period;

         (j) The Invested Amount, the Excess Funding Amount and the outstanding principal balance of the Series 1995-1 Certificates for such distribution (after giving effect to all distributions which will occur on such Distribution Date);

         (k) The "pool factor" for the Series 1995-1 Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a proportion of the Initial Invested Amount);

         (l)  The Available Subordinated Amount for such Determination Date;

         (m)  The Reserve Fund balance for such date; and

         (n)  The Collection Account balance with respect to such date.

                                                                      SCHEDULE 1


Name of Series                                     Depository Institution*
1995-1 Account                                         and Account No.

Interest Funding Account                           [                        ]

Principal Funding Account                          [                        ]

Excess Funding Account                             [                        ]

Reserve Fund                                       [                        ]

*  Chemical Bank